LIVE NATION ENTERTAINMENT REPORTS FIRST QUARTER 2019 FINANCIAL RESULTS

Highlights (year-over-year):
•	Revenue Up 17% for the Quarter to $1.7 Billion
•	Concerts Fan Attendance Up 22% in the Quarter
•	Concert Tickets Sold for 2019 Shows Over 49 Million, Up 5% through Mid-April
•	Sponsorship & Advertising Committed Net Revenue for the Full Year Up Double-Digits through Mid-April

LOS ANGELES – May 2, 2019 – Live Nation Entertainment, Inc. (NYSE: LYV) today released financial results for the three months ended March 31, 2019.
2019 is off to a strong start, with revenue up 17% to $1.7 billion, an operating loss of $24 million and our highest first quarter adjusted operating income ("AOI") ever, at $115 million. Our concerts and sponsorship segments drove this growth, as both delivered record first quarter revenue and operating results.
More importantly, we have now booked enough concerts, sold enough tickets, and secured enough sponsorship commitments to expect that the company will deliver double-digit operating income and AOI growth for the full year.
We continue to benefit from a global concerts industry that is structurally growing, with strong tailwinds for both supply and demand. Our performance is further accelerated by our concerts flywheel driving additional profitable growth in our on-site, sponsorship, and ticketing businesses.

Concerts Expanding Fanbase
Starting with the concerts business, we had almost 15 million fans attend our concerts during the first quarter, up 22% year-on-year, led by our arena and theater shows which were each up over a million fans. As a result, revenue was up 27%, operating loss improved by 7%, and we delivered our first positive AOI first quarter in our concerts business. This sets up the year well and, through mid-April, we have sold over 49 million tickets for our concerts this year, up 5% year-on-year.
At the same time, we have continued shifting to market-based pricing, including growing the use of platinum tickets. Looking at our front of house tickets, amphitheater pricing is up double-digits this year, and both amphitheaters and arenas have seen an increase in pricing of over 30% across the past two years. Even with this improved pricing, we’re not seeing any pullback in demand for concerts as sell-through rates continue to be strong globally — across arenas, amphitheaters and stadiums, and from the best seats in the front to the lawn seats at our amphitheaters.

As we add fans, we also continue to improve our on-site experience, which then drives fan spending. While we are just beginning the amphitheater season, we expect to once again grow average per fan spending by $2 this year in our amphitheaters.
With our global concerts business currently expected to deliver strong operating income and AOI growth again this year, the Concerts segment continues to be the engine that powers the overall growth of Live Nation.

Sponsorship & Advertising Delivered Continued Growth
In what is typically our lowest activity quarter for sponsorship, revenue was up 1%, operating income up 3%, and AOI up 2%. Through mid-April, we are pacing double-digits ahead of last year in committed net revenue, reaching over 80% of our target for the full year.
We expect our growth to be driven again by our festivals and large strategic sponsors, and we continued adding a number of these new partners, including Verizon in the United States, Rogers Communications in Canada and Diageo in Europe. As a result, we currently expect to deliver double-digit operating income and AOI growth in sponsorship again this year.

Ticketmaster's Leading Marketplace
In the first quarter, Ticketmaster delivered its fourth highest transacted fee-bearing gross transaction value ("GTV") quarter ever, trailing only first quarter 2018 and fourth quarter in both 2017 and 2018.
While Ticketmaster was impacted in the quarter by a pull forward of onsales into the fourth quarter of 2018, by mid-March sales trends had turned around, and through mid-April, Ticketmaster has sold four million more concert tickets for shows this year than at the same time last year.
Putting aside quarterly fluctuations, every key metric, including global GTV, ticket sales, clients served, and leading digital ticket functionality, demonstrates that Ticketmaster is the most effective marketplace to sell tickets to fans. Our roadmap at Ticketmaster remains very clear and focused — deploy digital ticketing at scale and establish the foundation for a direct relationship with our fans, which will improve the fan experience and provide opportunities for content, venue operators and sponsors to deliver greater ongoing value to the live event fan.
As part of this, we remain on track to have Presence installed at over 500 venues with more than 135 million fans entering via the system this year. And following our successful first year of digital ticketing with the NFL, we are seeing more teams shift to a purely digital model, with seven teams this year up from two last year.
In summary, for the full year we expect Ticketmaster to deliver fee-bearing GTV, operating income, and AOI growth while significantly expanding our digital ticketing footprint.

Summary
We are pleased with our first quarter results as a start to what we expect to be another year of growth in 2019. All of our key indicators speak to continued strong consumer demand for our concerts — our attendance growth in the first quarter, acceptance of market pricing, and solid sales for upcoming shows.
As a result, we expect an acceleration of our growth in the second quarter, with overall operating income and AOI increasing in the high teens and each segment to deliver double-digit operating income and AOI growth for the quarter.
With the combination of this near-term view plus concert ticket sales for the year, sponsorship commitments, and the continued success of the Ticketmaster platform, we expect that Live Nation will deliver double-digit operating income and AOI growth for the full year.

Michael Rapino
President and Chief Executive Officer
Live Nation Entertainment, Inc.

Photo Credits: Ariana Grande - Rich Polk/Getty Images; Metallica - Jeff Kravitz/Getty Images; Post Malone - Scott Dudelson/Getty Images

The company will webcast a teleconference today at 5:00 p.m. Eastern Time to discuss its financial performance. Interested parties should visit the “News / Events” section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be posted to the “Financial Info” section of the website. A replay of the webcast will also be available on the Live Nation website.

Notice Regarding Financial Statements
The company has provided certain financial statements at the end of this press release for reference. These financial statements should be read in conjunction with the full financial statements, and the notes thereto, set forth in the company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission today and available on the SEC’s website at sec.gov.

About Live Nation Entertainment:
Live Nation Entertainment, Inc. (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, and Live Nation Media & Sponsorship. For additional information, visit investors.livenationentertainment.com.

Investor Contact:                    Media Contact:
Jacqueline Beato                    Carrie Davis
(310) 867-7143                    (310) 975-6941
IR@livenation.com                    CarrieDavis@livenation.com

FINANCIAL HIGHLIGHTS – 1st QUARTER
(unaudited; $ in millions)

	Q1 2019 Reported	Q1 2018 Reported	Growth	Q1 2019 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$1,318.1	$1,038.9	27%	$1,356.1	31%
Ticketing	337.6	372.4	(9%)	344.5	(7%)
Sponsorship & Advertising	75.1	74.6	1%	77.6	4%
Other and Eliminations	(3.0)	(3.5)	13%	(3.0)	13%
	$1,727.8	$1,482.4	17%	$1,775.2	20%

Operating Income (Loss)
Concerts	$(59.1)	$(63.9)	7%	$(61.0)	4%
Ticketing	42.6	64.9	(34%)	42.8	(34%)
Sponsorship & Advertising	32.2	31.1	3%	34.0	9%
Other and Eliminations	(0.1)	(3.4)	97%	(0.1)	97%
Corporate	(39.4)	(34.7)	(14%)	(39.4)	(14%)
	$(23.8)	$(6.0)	*	$(23.7)	*

Adjusted Operating Income (Loss)
Concerts	$5.4	$(15.6)	*	$5.4	*
Ticketing	100.4	120.9	(17%)	101.6	(16%)
Sponsorship & Advertising	39.9	39.0	2%	41.7	7%
Other and Eliminations	(1.5)	(4.4)	66%	(1.5)	66%
Corporate	(28.8)	(26.2)	(10%)	(28.8)	(10%)
	$115.4	$113.7	1%	$118.4	4%
* percentages are not meaningful

•	As of March 31, 2019, total cash and cash equivalents were $2.7 billion, which includes $848 million in ticketing client cash and $382 million in free cash.

•	Event-related deferred revenue was $1.8 billion at each of March 31, 2019 and 2018.

•	For the quarter ended March 31, 2019, net cash provided by operating activities was $469 million and free cash flow — adjusted was $3 million.

•	We currently expect capital expenditures for the full year to be approximately $310 million, with more than half to be revenue generating capital expenditures.

•	We currently expect the amortization of non-recoupable ticketing contract advances for the full year 2019 to be in line with the last few years of expense.

KEY OPERATING METRICS

	Q1 2019	Q1 2018
	(in thousands except estimated events)
Concerts (1)
Events:
North America	5,530	4,791
International	2,538	2,384
Total estimated events	8,068	7,175
Fans:
North America	8,915	6,790
International	5,955	5,444
Total estimated fans	14,870	12,234
Ticketing (2)
Fee-bearing tickets	50,028	53,030
Non-fee-bearing tickets	67,115	66,565
Total estimated tickets	117,143	119,595

(1)
Events generally represent a single performance by an artist. Fans generally represent the number of people who attend an event. Festivals are counted as one event in the quarter in which the festival begins, but the number of fans is based on the days the fans were present at the festival and thus can be reported across multiple quarters. Events and fan attendance metrics are estimated each quarter.

(2)
The fee-bearing tickets estimated above include primary and secondary tickets that are sold using our Ticketmaster systems or that we issue through affiliates. This metric includes primary tickets sold during the period regardless of event timing, except for our own events where our concert promoters control ticketing and which are reported as the events occur. The non-fee-bearing tickets estimated above include primary tickets sold using our Ticketmaster systems, through season seat packages and our venue clients’ box offices, along with tickets sold on our ‘do it yourself’ platform.

Reconciliation of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by (Used in) Operating Activities

($ in millions)	Q1 2019	Q1 2018
Net cash provided by operating activities	$469.1	$775.5
Changes in operating assets and liabilities (working capital)	(391.8)	(691.7)
Free cash flow from earnings	$77.3	$83.8
Less: Maintenance capital expenditures	(24.5)	(17.9)
Distributions to noncontrolling interests	(49.9)	(19.5)
Free cash flow — adjusted	$2.9	$46.4

Net cash used in investing activities	$(84.9)	$(88.7)

Net cash provided by (used in) financing activities	$(71.5)	$404.2

Reconciliation of Free Cash to Cash and Cash Equivalents

($ in millions)	March 31, 2019
Cash and cash equivalents	$2,670.5
Client cash	(847.6)
Deferred revenue — event-related	(1,809.6)
Accrued artist fees	(98.6)
Collections on behalf of others	(38.6)
Prepaid expenses — event-related	505.6
Free cash	$381.7

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:
Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding anticipated double-digit operating income and adjusted operating income growth for the company in 2019, including strong operating income and adjusted operating income growth in the company’s global concerts business, double-digit operating income and adjusted operating income growth in sponsorship, and fee-bearing gross transaction value, operating income, and adjusted operating income growth for Ticketmaster; expected growth of $2.00 in average spending per fan at the company’s amphitheaters in 2019; the expectation that growth in sponsorship in 2019 will be driven by festivals and large strategic sponsors; the company’s belief that it will have Presence installed at over 500 venues by year end with more than 135 million fans entering via the system in 2019; expected continued strong demand for the company’s concerts; anticipated significant expansion in the company’s digital ticketing footprint; and anticipated acceleration of growth in the second quarter of 2019, with operating income and adjusted operating income for the company expected to increase in the high teens and each segment expected to deliver double-digit operating income and adjusted operating income growth for the quarter. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company's plans, the risk that the company's markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that the company defines as operating income (loss) before certain stock-based compensation expense, loss (gain) on disposal of operating assets, depreciation and amortization (including goodwill impairment), amortization of non-recoupable ticketing contract advances and acquisition expenses (including transaction costs, changes in the fair value of accrued acquisition-related contingent consideration obligations, and acquisition-related severance and compensation). The company uses AOI to evaluate the performance of our operating segments. The company believes that information about AOI assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
Constant Currency is a non-GAAP financial measure. The company calculates currency impacts as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. The company presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.
Free Cash Flow — Adjusted, or FCF, is a non-GAAP financial measure that the company defines as net cash provided by (used in) operating activities less changes in operating assets and liabilities, less maintenance capital expenditures, less distributions to noncontrolling interest partners. The company uses FCF among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than maintenance capital expenditures. The company believes that information about FCF provides investors with an important perspective on the cash available to service debt, make acquisitions, and for revenue generating capital expenditures. FCF is not calculated or presented in accordance with GAAP. A limitation of the use of FCF as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of the company’s ability to fund its cash needs. Accordingly, FCF should be considered in addition to, and not as a substitute for, net cash provided by (used in) operating activities and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, FCF as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that the company defines as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. The company uses free cash as a proxy for how much cash it has available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

Reconciliations of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Adjusted Operating Income (Loss) to Operating Income (Loss)

($ in millions)	Operating income (loss)	Stock-based compensation expense	Loss (gain) on disposal of operating assets	Depreciation and amortization	Amortization of non-recoupable ticketing contract advances	Acquisition expenses	Adjusted operating income (loss) reported	Foreign exchange impact	Adjusted operating income (loss) constant currency

	Three Months Ended March 31, 2019

Concerts	$(59.1)	$3.5	$(0.1)	$51.3	$—	$9.8	$5.4	$—	$5.4
Ticketing	42.6	1.5	—	37.4	18.7	0.2	100.4	1.2	101.6
Sponsorship & Advertising	32.2	0.6	—	7.1	—	—	39.9	1.8	41.7
Other and Eliminations	(0.1)	—	—	0.1	(1.5)	—	(1.5)	—	(1.5)
Corporate	(39.4)	7.6	—	3.0	—	—	(28.8)	—	(28.8)
Total Live Nation	$(23.8)	$13.2	$(0.1)	$98.9	$17.2	$10.0	$115.4	$3.0	$118.4

	Three Months Ended March 31, 2018

Concerts	$(63.9)	$1.9	$—	$45.6	$—	$0.8	$(15.6)	$—	$(15.6)
Ticketing	64.9	1.1	—	33.6	21.1	0.2	120.9	—	120.9
Sponsorship & Advertising	31.1	0.3	—	7.6	—	—	39.0	—	39.0
Other and Eliminations	(3.4)	—	—	0.2	(1.2)	—	(4.4)	—	(4.4)
Corporate	(34.7)	7.6	—	0.9	—	—	(26.2)	—	(26.2)
Total Live Nation	$(6.0)	$10.9	$—	$87.9	$19.9	$1.0	$113.7	$—	$113.7

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31, 2019	December 31, 2018
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$2,670,538	$2,371,540
Accounts receivable, less allowance of $32,548 and $34,225, respectively	920,035	829,320
Prepaid expenses	772,296	597,866
Restricted cash	13,654	6,663
Other current assets	48,351	42,685
Total current assets	4,424,874	3,848,074
Property, plant and equipment
Land, buildings and improvements	1,004,205	984,558
Computer equipment and capitalized software	788,304	742,737
Furniture and other equipment	345,936	329,607
Construction in progress	120,282	160,028
	2,258,727	2,216,930
Less accumulated depreciation	1,315,697	1,270,337
	943,030	946,593
Operating lease assets	1,114,932	—
Intangible assets
Definite-lived intangible assets, net	654,812	661,451
Indefinite-lived intangible assets	368,922	368,854
Goodwill	1,841,234	1,822,943
Long-term advances	531,763	420,891
Other long-term assets	422,966	428,080
Total assets	$10,302,533	$8,496,886
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$1,123,959	$1,037,162
Accounts payable	103,567	90,253
Accrued expenses	1,140,215	1,245,465
Deferred revenue	2,068,792	1,227,797
Current portion of long-term debt, net	80,838	82,142
Current portion of operating lease liabilities	112,880	—
Other current liabilities	58,631	67,047
Total current liabilities	4,688,882	3,749,866
Long-term debt, net	2,715,966	2,732,878
Long-term operating lease liabilities	1,071,375	—
Deferred income taxes	142,710	137,067
Other long-term liabilities	100,177	204,977
Commitments and contingent liabilities
Redeemable noncontrolling interests	343,029	329,355
Stockholders’ equity
Common stock	2,099	2,091
Additional paid-in capital	2,267,761	2,268,209
Accumulated deficit	(1,071,667)	(1,019,223)
Cost of shares held in treasury	(6,865)	(6,865)
Accumulated other comprehensive loss	(148,120)	(145,231)
Total Live Nation stockholders’ equity	1,043,208	1,098,981
Noncontrolling interests	197,186	243,762
Total equity	1,240,394	1,342,743
Total liabilities and equity	$10,302,533	$8,496,886

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31,
	2019	2018
	(in thousands except share and per share data)
Revenue	$1,727,828	$1,482,384
Operating expenses:
Direct operating expenses	1,151,604	932,084
Selling, general and administrative expenses	464,866	434,611
Depreciation and amortization	98,912	87,871
Loss (gain) on disposal of operating assets	(147)	38
Corporate expenses	36,456	33,810
Operating loss	(23,863)	(6,030)
Interest expense	36,515	32,684
Interest income	(2,548)	(1,183)
Equity in earnings of nonconsolidated affiliates	(3,144)	(3,715)
Other expense (income), net	(3,403)	328
Loss before income taxes	(51,283)	(34,144)
Income tax expense	3,958	6,884
Net loss	(55,241)	(41,028)
Net loss attributable to noncontrolling interests	(2,797)	(7,122)
Net loss attributable to common stockholders of Live Nation	$(52,444)	$(33,906)

Basic and diluted net loss per common share available to common stockholders of Live Nation	$(0.31)	$(0.24)
Weighted average common shares outstanding:
Basic and diluted	208,908,323	206,728,167

Reconciliation to net loss available to common stockholders of Live Nation:
Net loss attributable to common stockholders of Live Nation	$(52,444)	$(33,906)
Accretion of redeemable noncontrolling interests	(12,312)	(16,385)
Net loss available to common stockholders of Live Nation—basic and diluted	$(64,756)	$(50,291)

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
	2019	2018
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(55,241)	$(41,028)
Reconciling items:
Depreciation	51,672	42,137
Amortization	47,240	45,734
Amortization of non-recoupable ticketing contract advances	17,237	19,945
Non-cash compensation expense	13,205	10,870
Other, net	3,150	6,166
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	(90,637)	(53,080)
Increase in prepaid expenses and other assets	(312,032)	(405,036)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(44,915)	52,318
Increase in deferred revenue	839,371	1,097,472
Net cash provided by operating activities	469,050	775,498
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(57,136)	(45,125)
Cash paid for acquisitions, net of cash acquired	(9,882)	(20,222)
Purchases of intangible assets	(9,000)	(25,914)
Other, net	(8,852)	2,535
Net cash used in investing activities	(84,870)	(88,726)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	557	856,660
Payments on long-term debt	(13,573)	(321,850)
Distributions to noncontrolling interests	(49,884)	(19,523)
Purchases and sales of noncontrolling interests, net	(1,463)	(104,233)
Payments for deferred and contingent consideration	(5,500)	(11,780)
Other, net	(1,628)	4,876
Net cash provided by (used in) financing activities	(71,491)	404,150
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(6,700)	29,039
Net increase in cash, cash equivalents and restricted cash	305,989	1,119,961
Cash, cash equivalents and restricted cash at beginning of period	2,378,203	1,828,822
Cash, cash equivalents and restricted cash at end of period	$2,684,192	$2,948,783